COLLABORATION AND STRATEGIC

ALLIANCE AGREEMENT

This Collaboration and Strategic Alliance Agreement (this “Agreement”) is entered into as of March 23, 2007, by and between Guardian Technologies International, Inc., a Delaware corporation (“Guardian”), and Confirma Inc., a Washington state corporation (“Confirma”).

RECITALS

WHEREAS, Guardian owns rights to certain know-how, trade secrets, proprietary intellectual property, and patent applications relating to image clarification, visualization, and computer-aided-detection (“CAD”) in image processing, based on its 3i Signature MappingTM algorithmic technology for clarification, visualization and detection of a variety of uses including, but not limited to, medical imaging modalities.

WHEREAS, Confirma owns rights to certain know-how, trade secrets, proprietary intellectual property, patents and patent applications relating to medical image processing, visualization, and CAD. Confirma is also a leader in the development, and marketing of CAD systems and accessories for magnetic resonance imaging (“MRI”) in medical imagery and wishes to expand its markets and products clinical applications.

WHEREAS, Confirma and Guardian wish to enter into this Agreement in order to conduct collaborative research towards development of advanced, industry leading product/products for the analysis and detection of medical conditions across a variety of clinical applications by taking advantage of the respective technologies and other resources and assets of Confirma and Guardian, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENT

I.

Definitions

A.

“Affiliate” means any person, directly or indirectly, controlling, controlled by or under common control with any other person. “Control” shall mean the direct or indirect ownership of 50% or more of the voting interest in, or 50% or more of the interest in the income of, such other person, or the ability to appoint, elect or direct at least 50% of the governing body of any such person.

B.

“Alliance Coordinator” means the person designated by a Party pursuant to Section III(e) of this Agreement, to be the primary contact person for such Party for purposes of this Agreement.

C.

“FDA” means the United States Food and Drug Administration, and any successor entity that may be established hereafter which has substantially the same authority or responsibility currently vested in the United States Food and Drug Administration.

D. “Governing Rules” means the general guidelines established by the Managing Committee pursuant to Section III(d) of this Agreement, which will be used to guide generally the activities of the Managing Committee and the Parties which are undertaken pursuant to this Agreement.

E. “Implementation Strategy” means the comprehensive approach and strategy, which is developed by the Managing Committee with respect to the development and implementation of business activities under this Agreement. The Implementation Strategy shall generally relate to the delivery of medical imaging products and technologies by Confirma and Guardian, which imaging products and technologies incorporate into Confirma Products and Guardian 3i image processing technologies,

F.

“3i technology” means an interconnected set of digital image and data processing methodologies, including but not limited to methodologies that encompass three domains common to imaging informatics: image processing, data mining, and rules generation through machine learning that enables automatic detection and decision-making. In the image processing domain, a component called Signature Mapping is used, which is a dynamic and iterative process, in which specifically designed algorithms impact image pixels that represent the target material in a way that causes these groups of related pixels to react in a unique collective way. This response-based reaction generates new groups of self classifying pixel features that result in a unique set of signatures for each material. The resulting “signature mapped” data, enables the implementation of a rich set of imaging tools that provide new clinical approaches to imaging (that can be used in medicine). These include image clarification and visualization, feature extraction, tissue characterization and quantification, disease detection, monitoring and staging.

G.

“Project Intellectual Property” means any intellectual property rights which arise from the joint activities conducted pursuant to this Agreement, and which shall be jointly owned as set forth in Section VI of this Agreement.

H.

“Law” means any local, state or federal rule, regulation, statute or law relevant to the activities undertaken pursuant to this Agreement or applicable to either of the Parties with respect to any matters set forth herein.

I.

“Losses” means any liabilities, damages, costs or expenses, including without limitation, reasonable attorneys’ fees (including the allocable cost of in-house counsel), which arise from any claim, lawsuit, demand or other action by any third party other than one of the Parties or an Affiliate of one of the Parties.

J. “Managing Committee” means the committee established pursuant to Section III which is responsible for the development and oversight of all activities pursuant to this Agreement, in accordance with the terms of this Agreement.

K.

“Confirma Products” means any products, supplies or other goods which are designed, developed, manufactured or marketed by Confirma independent of Guardian and this Collaboration Agreement, whether existing on the date of this Agreement or subsequently developed, acquired or otherwise obtained by Confirma, including all Confirma Background IP.

L.

“Party” or “Parties” means Confirma or Guardian, or Confirma and Guardian, collectively, as appropriate.

M.

“Senior Management Representative” means an executive officer of each Party designated to facilitate the resolution of disputes hereunder, as described in Section III of this Agreement.

N.

“Target Product(s)” means a product(s) developed for an application that utilize Guardian’s technologies including, but not limited to, Guardian’s 3i imaging technologies and Confirma Products which are to be delivered through the cooperative efforts of the Parties as contemplated by this Agreement.

II.

General Agreement

Confirma and Guardian shall collaborate to design, develop and clinically evaluate imaging technologies for commercialization for the detection and characterization of specifically targeted medical conditions, utilizing Confirma Products and Guardian’s 3i technology, as set forth herein. The identification of product and or clinical applications technical candidates, and the specific terms regarding the scope and type of the collaborative efforts (including, without limitation, the economic terms with respect to the parties), shall be determined from time-to-time in accordance with Sections III and IV of this Agreement.

III.

Managing Committee

A.

Confirma and Guardian shall establish a Managing Committee hereunder, which shall consist of two (2) representatives from each of Confirma and Guardian. The initial designees are set forth in Schedule A hereto. Confirma and Guardian may each from time-to-time replace its respective representatives on the Managing Committee, in its sole and absolute discretion, by notice to the other Party the goal of the group is to provide focus and direction order to leverage both companies capabilities and technologies.

B.

It is among the objectives of the Parties to work together to conduct collaborative research towards development of an advanced, industry leading product/products for the analysis and detection of medical conditions across a variety of clinical applications by taking advantage of the respective technologies and other resources and assets of Confirma and Guardian, on the terms and subject to the conditions of this Agreement, and to design, develop and implement the Target Products in a reasonably practicable fashion, subject however, to the respective corporate regulatory, financial and other obligations and considerations of each of the Parties from time-to-time determined. To achieve this objective, the Managing Committee shall be responsible for identifying Guardian’s imaging technologies which are appropriate candidates for consideration under this Agreement, and establishing an Implementation Strategy for those Guardian imaging technologies from time-to-time designated and determined by the Managing Committee.

C.

The Managing Committee shall meet at such times and places as it shall determine appropriate to carry out its responsibilities hereunder. Such meetings may be in person or by means of telephonic communication. Either Party may designate an alternate member of the Managing Committee to act on behalf of a member on a temporary or interim basis, in the reasonable discretion of such Party. Either Party through its Managing Committee members, may call a meeting of the Managing Committee by giving written notice thereof to the members of the other Party.

D.

The Managing Committee shall establish guidelines to govern the strategic activities, co-development and related activities of the Parties; the Managing Committee shall also establish such guidelines with respect to operational matters at such time as a Target Product is commercialized or in a pre-commercialized phase, as contemplated by this Agreement. All such guidelines shall be subject to the qualification of Section III(G) hereof. The Managing Committee shall be responsible for taking such other actions as may be provided for or contemplated by this Agreement, subject at all times to the requirements of Section III(G), including the establishment and implementation of the “Governing Rules.”

F.

The Parties shall each name one (1) of its Managing Committee members as its Alliance Coordinator, who shall be the primary contact for purposes of this Agreement, except to the extent the Parties may otherwise agree. Either Party may change its designation of Alliance Coordinator, in its sole and absolute discretion, upon written notice to the other Party.

F.

If a disagreement arises between the Parties as to any matters within the scope of this Agreement, either Party may give written notice to the other. If the Alliance Coordinators are unable to resolve the dispute satisfactorily, despite their good faith efforts, within thirty (30) days of receipt of such notice, either Alliance Coordinator may request a meeting of the Managing Committee, which will, in good faith, diligently seek to resolve the dispute. If the Managing Committee is unable to resolve the dispute, notwithstanding the exercise of good faith efforts, within thirty (30) days after such meeting, then, unless otherwise agreed by the Alliance Coordinators, the matter shall thereafter formally be referred to a Senior Management Representative of each of the Parties, the initial designations of which are set forth in Schedule A. Either Party may, in its sole discretion, change its designee of the Senior Management Representative by written notice to the other. Except as expressly provided in the immediately following sentence, neither Party shall initiate any formal action against the other, including, without limitation, the formal commencement of arbitration proceedings or the formal filing of legal action, until at least thirty (30) days have elapsed since the first communication between the Senior Management Representatives hereunder. Notwithstanding the foregoing, either Party may initiate proceedings to seek injunctive relief before the time period otherwise required hereunder shall elapse, if such Party in good faith believes that it will suffer irreparable harm without the initiation of such proceedings.

G.

Notwithstanding anything to the contrary contained in this Agreement, the authority of the Managing Committee shall at all time be subject to the respective requirements and obligations of the quality systems and regulatory policies and procedures, and internal corporate governance requirements, of each of Guardian and Confirma. The Managing Committee shall establish Governing Rules, which shall serve as guidelines for the general activities under this Agreement, and Implementation Strategies relative to the activities for each Target Product, all of which shall supplement the terms hereof, but which procedures and systems shall satisfy and be consistent with the respective policies, procedures, and systems of Confirma and Guardian. In that regard, the Parties shall reasonably cooperate in an attempt to assure their respective systems do not unduly impede the execution of the intent of this Agreement. Without limiting the generality of the foregoing, the operations and authority of the Managing Committee shall be consistent with the underlying corporate policies of each party with respect to the operation of clinical trials and studies, regulatory affairs relating to development, promotion, worldwide distribution and servicing of the delivery of Target Products, quality assurance activities, medical device and adverse event reporting requirements, patent strategies, and the like. The Managing Committee shall establish a proposed approach for the Governing Rules within ninety (90) days of the execution of this Agreement that shall consider the relevant respective obligations of the parties.

IV.

Target Products

The Parties shall diligently pursue the design, development and ultimate commercialization of Target Products designated by the Managing Committee. For each Target Product designated as such by the Parties, the Managing Committee shall develop an Implementation Strategy, which shall consist of a comprehensive plan with respect to such activities. It is the intention of the Parties that they will cooperate jointly in such activities, as from time-to-time mutually determined by the Managing Committee and agreed to by the Parties. The Parties currently contemplate that the Implementation Strategies with respect to each Target Product may be developed in one or more phases, and may include or address, without limitation, the following:

A.

Formulation of Guardian 3i imaging technologies for delivery via Confirma, including, without limitation, enhancement, clarification, detection, and characterization technologies. Confirma shall be responsible generally for developing appropriate MRI product/technology alternatives.

B.

Clinical research, including the design, development, implementation and analysis of joint clinical trials and protocols, feasibility studies and similar activities from time-to-time agreed to by the Parties.

C.

Strategies and physical requirements for the integration of the Guardian 3i technologies relative to the Target Products.

D.

Market research activities.

E.

Patent strategies with respect to Project Intellectual Property.

F.

Strategies and activities relative to the requisite regulatory approvals of and post-market regulatory compliance for the components of the Target Products.

G.

Market development activities, which may include, without limitation, educational and other programs for healthcare professionals and third-party payors.

H.

Marketing activities, which may include, without limitation, activities directed to patients, healthcare professionals and third party payors.

I.

Clinical and technical services to provide support relative to the delivery systems for the Target Products, which may be based upon the current Confirma model of providing technical services for Confirma Products and 24-hour clinical services.

J.

Sales and related worldwide distribution activities relating to the Target Products,

including the composition and structure of the sales force or distribution network, or other method of distribution (which may involve third parties with which the Parties may collaborate hereunder), all of which will be determined in the exercise of the Managing Committee’s responsibilities.

K.

Warranty, product service and training (including technical service and clinical service) and similar matters.

L.

The right of a Party to terminate the Party’s commitments with respect to a particular Target Product in accordance with subsection VIII(E) or in the event milestones established by the Managing Committee are not achieved.

Notwithstanding the foregoing, however, the Parties recognize and agree that an unanticipated disparity may occur or eventuate in the actual contribution of each Party with respect to the design, development, distribution and commercialization of a particular Target Product. With respect to each Target Product, to the extent a Party in good faith concludes that the financial return to such Party is inconsistent with this Agreement and the reasonable expectations of such Party, then it may give notice thereof to the other Party (which shall include supporting documentation for its position), to be reviewed and considered by the other Party. The Parties shall engage in good faith negotiations relative to the financial arrangement applicable as between the Parties with respect to any Target Product to the extent a notice is given as contemplated by this provision.

With respect to any particular Target Product, the Parties acknowledge and agree that they may need to further collaborate with additional unrelated third parties. In such event, the Parties shall cooperate hereunder to devise an appropriate strategy with respect to pursuing such third parties.

V.

Representations and Warranties

A.

Confirma Representations and Warranties

Confirma represents and warrants to Guardian as follows:

i.

Confirma is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Confirma or its ability to perform hereunder.

ii.

Confirma has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Confirma. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of Confirma and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon Confirma or its ability to perform its obligations hereunder.

iii. The execution and delivery of this Agreement by Confirma, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Certificate of Incorporation or Bylaws of Confirma, or any material agreement, contract, commitment or obligation to which Confirma is a Party or by which it is bound, and will not; conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over Confirma or its assets or properties.

B.

Guardian Representations and Warranties

Guardian represents and warrants to Confirma as follows;

i.

Guardian is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Guardian or its ability to perform hereunder.

ii.

Guardian has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Guardian. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of Guardian and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon Guardian or its ability to perform its obligations hereunder.

iii.

The execution and delivery of this Agreement by Guardian, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of Guardian, or any material agreement, contract, commitment or obligation to which Guardian is a Party or by which it is bound, and will not conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over Guardian or its assets or properties.

VI.

Compliance With Laws

In performing their obligations hereunder, Confirma and Guardian shall comply in all material respects with all Laws regarding or relevant to the performance of their respective obligations hereunder, except for any noncompliance which, individually or in the aggregate, do not and would not have a material adverse affect upon either Party hereto, or the agreements contemplated hereby. Without limiting the generality of the foregoing, each Party shall comply in all respects with all of the rules, regulations, statutes and laws under the jurisdiction of the FDA, comparable regulatory bodies of any state or any foreign jurisdiction, or such other regulatory authority which may from time-to-time exercise jurisdiction over the activities of either Confirma or Guardian, or which affect, impact or otherwise relate to this Agreement or the activities conducted hereunder or contemplated hereby. Confirma and Guardian shall cooperate with each other during any inspection, investigation or other inquiry by any governmental agency exercising any such jurisdiction or authority, including providing appropriate information and/or documentation, as may be lawfully requested by such governmental entity. Notwithstanding the foregoing, each Party expressly reserves its rights to in good faith challenge the activities of any such governmental agency, to the extent such Party deems appropriate. Further notwithstanding the foregoing, neither Confirma nor Guardian shall be under any obligation to disclose information hereunder if, and to the extent, such Party in good faith is seeking to protect the attorney-client privilege with respect to any such activity or event.

VII.

Intellectual Property

The rights of the Parties with respect to Intellectual Property utilized and/or developed in performance of this Agreement shall be determined in accordance with this clause. “Intellectual Property” means intangibles such as information, inventions, discoveries, works of authorship, designs, communications or data including, but not limited to, patent applications, business information, marketing plans, technical or financial information, customer lists or proposals, sketches, models, samples, computer programs and documentation, drawings, specifications, whether conveyed in oral, written, graphic or electromagnetic form or otherwise. “Intellectual Property Right(s)” means all of the worldwide legal rights for the Intellectual Property based on statute or common law and includes, by way of example, patents, copyrights, and trade secrets.

A.

Background Intellectual Property.

i)

“Background Intellectual Property” (hereafter, “BIP”) means property and the legal rights therein owned or controlled by any party to this Agreement that (i) is required in order to develop and/or use Project Intellectual Property as specified in Section VIIIB; and (ii) was or is created, developed, or reduced to practice outside the scope of this Agreement.

B.

Project Intellectual Property.

Project Intellectual Property (hereafter,”PIP”) means property and the legal rights therein that Confirma and/or Guardian first create, develop or reduce to practice in conjunction with the parties’ performance of this Agreement, including inventions, discoveries, tangible property, software, materials, mask works, methods, techniques, formulae, data, copyrighted works and processes.

C.

Ownership of PIP.

i)

Any PIP created, developed or reduced to practice solely by Guardian personnel will be owned by Guardian (hereafter, “Guardian PIP”).

ii)

Any PIP created, developed, or reduced to practice solely by Confirma personnel will be owned by Confirma (hereafter “Confirma PIP”).

iii) Any PIP that meets the following criteria will be jointly owned by Guardian and Confirma (hereafter, “Joint PIP”):

(1)

PIP created, developed or reduced to practice jointly by Guardian personnel and Confirma personnel as determined by applicable U.S. law.

D.

Disclosure of PIP.

Parties agree to provide written disclosures of Joint PIP to the Managing Committee within two weeks of conception or inception.

E.

The provision of Background Intellectual Property or Guardian PIP or Confirma PIP provided by the party under this Agreement or the creation, development, or reduction to practice of any Joint PIP shall not constitute any representation, warranty, assurance, guaranty or inducement by the providing Party to the other with respect to the validity and/or infringement of patents, copyrights, or other rights.

VIII.

Covenant Not to Compete

The Parties acknowledge and agree that, except as may be mutually determined with respect to an Implementation Strategy, or otherwise agreed to in writing, (i) Guardian may collaborate, independent of this Agreement, with other parties for the development and distribution of Guardian’s 3i imaging technologies, some of which may be deemed to be competitive with one or more of Confirma’s products and (ii) Confirma may collaborate, independent of this Agreement, with other parties for the delivery of Confirma’s products using imaging technologies other than the Guardian 3i imaging technologies, some of which may be deemed to be competitive with one or more of Guardian’s imaging technologies including but not limited to the Guardian 3i imaging technologies.

Term

A.

The term of this Agreement shall commence as of the date hereof and continue until the date that is two (2) years after signature date (“Initial Term”), unless sooner terminated as set forth herein. Unless sooner terminated in accordance with the terms of this Agreement the term of this Agreement may be extended for additional successive 12-month periods upon mutual written consent.

B.

Termination

i.

If a Party materially defaults in its performance of any of its material obligations under this Agreement, and such default is not cured or resolution of a disputed breach pursuant to Subsection III(F) is not demanded within sixty (60) days of written notice of such default by the other Party, this Agreement may be terminated at the end of such 60-day period by the Party not in default by written notice of termination to the defaulting Party, such written notice to be given not later than seventy-five (75) days after the first written notice.

ii.

In the event of the institution by or against either Party of insolvency, receivership or bankruptcy, proceedings or any other proceedings for the settlement of a Party’s debts which are not dismissed within sixty (60) days, or upon a Party’s making an assignment for the benefit of creditors, or upon a Party’s dissolution or ceasing to do business, the other Party may terminate this Agreement upon written notice.

iii. The provisions of Section VIII (Covenant Not to Compete), Section X (Confidentiality),

Section XI (Indemnification), and Section XII (General), shall survive the termination of this Agreement.

IX.

Confidentiality

A.

Except as otherwise expressly provided in this Agreement or as may be agreed to by the Managing Committee in writing, both Confirma and Guardian shall retain in confidence and not use for its own benefit (other than as expressly contemplated by this Agreement) all confidential and proprietary information received from the other during the term of this Agreement and continuing thereafter for a period of five (5) years after termination (except in the case of trade secrets in which case the obligation is perpetual). Such information may, however, be disclosed insofar as such disclosure is necessary (where possible, with adequate safeguards for confidentiality,) to allow either Party to defend against litigation, to file and prosecute patent applications or to comply with governmental regulations, or rules or regulations of applicable self-regulatory organizations (including, without limitation, any exchange or stock market on which the securities of a Party are listed or traded, or qualified for trading), or otherwise as required by Law. Such obligation of confidentiality and non-use shall also not apply to information which: (i)  is in the public domain as of the date of receipt, (ii) comes into the public domain through no fault of the Party claiming waiver, (iii) was known by the Party claiming waiver prior to disclosure, as shown by such Party’s written records, (iv) is disclosed to the Party claiming waiver by a third party having a lawful right to make such disclosure, (v) is independently developed by the Party claiming waiver, or (vi) is disclosed to a third party that has agreed in writing to be bound by obligations of confidentiality similar to those set forth herein. Nothing contained herein shall prevent either Party from disclosing information to its Affiliates or to the FDA or other regulatory authorities where necessary.

B.

Confirma and Guardian shall not issue any press release or public announcement with respect to this Agreement without the prior consent of the other Party as to the form and content of such release, except for any such release or announcement that may be required by Law or the rules or regulations of any exchange on which the securities of a Party are listed, traded or qualified for trading. To the extent practical, the parties shall consult with each other in advance as to the form, content and timing of all releases or announcements. It is the present intention of the Parties to issue a joint press release announcing the execution of this Agreement.

C.

The Mutual Nondisclosure Agreement entered into by the Parties and effective as of December 14, 2006 is superseded by Section X of this Agreement; provided, however, that any confidential information disclosed by one Party to the other pursuant to such Mutual Nondisclosure Agreement shall be treated as if it had been disclosed after the Effective Date of this Agreement and shall therefore be subject to the terms of this Section.

X.

Indemnification

A.

Confirma shall indemnify, defend and hold Guardian harmless from and against any and all Losses resulting from or arising out of the negligence or willful misconduct of Confirma in the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, Confirma shall indemnify, defend and hold Guardian harmless from and against any losses relating to product liability claims solely with respect to Confirma Products which are designed, developed and manufactured solely and independently by Confirma.

B.

Guardian shall indemnify, defend and hold Confirma harmless from and against any Losses resulting from or arising out of the negligence of willful misconduct of Guardian in performing its obligations under this Agreement. Without limiting the generality of the foregoing, Guardian shall indemnify, defend and hold Confirma harmless from and against any Losses resulting from any design defect with respect to any Guardian imaging technologies which are the subject of the cooperative efforts pursuant to this Agreement.

C.

A Party seeking indemnification (the “Indemnified Party”) pursuant to this Section XI shall notify, in writing, the other Party (the “Indemnifying Party”) within fifteen (15) days of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification. An Indemnified Party’s failure to so notify the Indemnifying Party shall not, however, relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, or materially prejudiced with respect to, the opportunity to remedy or otherwise mitigate the event or activity(ies) giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional quantifiable damages as a result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party claims indemnification hereunder. The Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the Indemnifying Party has acknowledged its obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the right to select counsel, settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the Indemnifying Party shall deem appropriate, subject to any reasonable objection of the Indemnified Party.

XI.

General

A.

This Agreement, including any Schedules, Exhibits and Appendices, constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter of this Agreement.

B.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Headings of sections and subsections of this Agreement are for convenience only and the construction of this Agreement shall not be affected by reference to such headings.

C.

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if personally delivered or mailed by first class certified or registered mail, postage prepaid, hand delivered, or by reputable courier. Notices sent by U.S. mail shall be deemed delivered three (3) days after deposit with postal authorities or upon confirmed delivery if personally delivered, sent by courier service. Unless otherwise specified in writing, the mailing addresses of the parties shall be as described below.

For Guardian:

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, VA 20170

Attention; Bill Donovan

Fax Number: (703) 464-8530

For Confirma:

Confirma Inc.

11040 Main Street

Suite 100

Bellevue, WA 98004

Fax Number: (425) 691-1599

D.

This Agreement may be modified, amended and supplemented only by written agreement signed by the Parties. The waiver by any Party to this Agreement of any breach or violation of any provision of this Agreement by the other Party shall not operate or be construed to be a waiver of any subsequent breach or violation of the same or any other provision of this Agreement.

E.

Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either party may assign or transfer this Agreement or its rights and obligations hereunder to an entity controlling, controlled by, or under common control with the party or to an entity acquiring all or substantially all of the party’s assets or stock, whether through merger, sale or otherwise. This Agreement shall be binding upon, and inure to the benefit of, the legal successors to the Parties hereto.

F.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

G.

If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and be bound by the mutually agreed substitute provision.

H.

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. When this Agreement uses the word “including” such word shall be deemed to be followed by the words “without limitation.”

I.

Both Parties to this Agreement shall be excused from the performance of their obligations hereunder if such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties and not resulting from the negligence of the Party seeking excuse, including an act of God, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

J.

The relationship of Guardian and Confirma established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other or allow one Party to create or assume any obligation on behalf of the other of any purpose whatsoever.

K.

Except as may be elsewhere herein specifically provided for and except for a Party’s indemnification obligations hereunder, neither Party shall be liable to the other for indirect, special, incidental, consequential or punitive damages, or for any lost profits of the other Party, however caused and on any theory of liability, arising out of the performance or failure to perform any obligations set forth herein.

IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

/s/ William J. Donovan

___________________________

William J. Donovan

President and Chief Operating Officer

CONFIRMA INC.

/s/ Paul Budak

___________________________

Paul Budak

Vice-President Research and Development

Schedule A

Managing Committee

Guardian	Confirma

Rich Borrelli

Jay Boisseranc

Tom Ramsay

Tanya Niemeyer

Alliance Coordinator

Rich Borrelli

Paul Budak

Senior Management Representative

Bill Donovan

Wayne Wager